UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     May 11, 2011

     MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                 (901) 753-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 11, 2011, Mueller Industries, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Harvey Karp, the Chairman of the Board of Directors of the Company, pursuant to which Mr. Karp will be entitled to a special bonus in an amount equal to two million dollars ($2,000,000) (the “Special Bonus”), subject to his continued employment with the Company through the earlier of December 15, 2011 and the consummation of a change in control.  The Special Bonus is payable on the earlier of (i) the calendar year following Mr. Karp’s separation from service and (ii) the occurrence of a change in control; provided, that Mr. Karp will not be entitled to receive the Special Bonus if his employment or service is terminated by the Company for “cause” (as defined in the Letter Agreement) prior to the applicable payment date.

The description of the Letter Agreement contained herein is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated therein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement with Harvey Karp, dated as of May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By: /s/ Gary C. Wilkerson
Name: Gary C. Wilkerson
Title: Vice President, General Counsel and Secretary
Date: May 16, 2011

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement with Harvey Karp, dated as of May 11, 2011.